SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 9, 1997

             PaineWebber Income Properties Seven Limited Partnership
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       0-15037                 04-2870345
     --------                       -------                 ----------
(State or other jurisdiction)     (Commission               (IRS Employer
     of incorporation              File Number)             Identification No.)



265 Franklin Street, Boston, Massachusetts                       02110
------------------------------------------                       ------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   The Enchanted Woods Apartments, Federal Way, Washington

   Disposition Date - September 9, 1997

      On September 9, 1997, HMF Associates, a joint venture (the "Venture") in which Paine Webber Income Properties Seven Limited Partnership ("the Partnership") has an interest, sold the property known as The Enchanted Woods Apartments located in Federal Way, Washington to an unrelated third party for approximately $9.2 million. The Partnership received net proceeds of approximately $261,000 in connection with the sale in accordance with a discounted mortgage loan payoff agreement reached with the lender in April 1997.

      As discussed further in the Partnership Quarterly Report for the period ended June 30, 1997, despite the successful lease-up of all three properties owned by HMF Associates following the completion of the construction-related repairs, the net operating income from the properties was not sufficient to fully cover the interest accruing on the outstanding debt obligations which matured on June 1, 1997 and July 1, 1997. As a result, the total obligation due to the mortgage lender had continued to increase since the date of a fiscal 1992 loan modification agreement. The balance of the original mortgage loans on the Hunt Club, Marina Club and Enchanted Woods properties at the time of their fiscal 1987 acquisition dates totalled $13,035,000. After advances from the lender to pay for costs to repair the construction defects of approximately $4.8 million and interest deferrals totalling approximately $6.2 million, the total obligation to the mortgage lender totalled approximately $24 million as of the fiscal 1997 maturity dates. As a result, the aggregate estimated fair value of each of the operating investment properties was substantially lower than the outstanding obligations to the first mortgage holder. In April 1997, the lender agreed to another modification agreement which provided the joint venture with an opportunity to complete a sale transaction prior to the loan maturity dates. Under the terms of the agreement, the Partnership and the co-venture partner could qualify to receive a nominal payment from the sales proceeds at a specified level if a sale was completed by June 30, 1997 and certain other conditions were met. In May 1997, the agreement with the lender was modified to reflect the terms and conditions of a sale involving only the Hunt Club and Marina Club properties. On June 27, 1997, HMF Associates sold The Hunt Club Apartments located in Seattle, Washington and Marina Club Apartments located in Des Moines, Washington to an unrelated third party for approximately $5.3 million and $3.1 million, respectively. The Partnership received net proceeds of approximately $288,000 in connection with the sale of these two assets in accordance with the discounted mortgage loan payoff agreement. The joint venture also obtained a four-month extension from the lender of the discounted loan pay off agreement with respect to the Enchanted Woods Apartments, and, in July 1997, entered into an agreement with another third-party prospective buyer for the possible sale of this remaining asset. The sale, which closed on September 9, 1997, satisfied the conditions in the loan modification agreement which allowed the Partnership to share in the net proceeds from the sale transaction even though the sale price was below the amount of the debt obligation.

      The joint venture recognized gains from the forgiveness of indebtedness and on the sale of the Hunt Club and Marina Club properties in the aggregate amount of approximately $4,841,000 as a result of the June 1997 sale transaction. The Partnership's share of such gains totalled approximately $4,605,000. Additional gains on the sale of the Enchanted Woods Apartments will be reflected in the Partnership's Annual Report for the period ended September 30, 1997. With the sale of the final asset owed by HMF Associates, the operations of the joint venture have been terminated.

                                    FORM 8-K

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP



ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

          (1) Loan Payoff Agreement between HMF Associates and St. Paul Federal Bank dated June 18, 1997.

          (2) Extension Agreement between HMF Associates and St. Paul Federal Bank dated June 27, 1997.

          (3) Purchase and Sale Agreement between HMF Associates and Simpson Housing Limited Partnership, dated July 7, 1997.

          (4) Assignment of Leases between HMF Associates and Simpson Housing Limited Partnership, dated September 8, 1997.

          (5) General Assignment between HMF Associates and Simpson Housing Limited Partnership, dated September 8, 1997.

          (6) Bill of Sale between HMF Associates and Simpson Housing Limited Partnership, dated September 8, 1997.

          (7) Statutory Warranty Deed between HMF Associates and Simpson Housing Limited Partnership, dated September 9, 1997.

          (8) Closing   Statement  between  HMF  and  Simpson  Housing  Limited
              Partnership, dated September 9, 1997.

                                    FORM 8-K

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP





                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP
                                        (Registrant)




                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  September 26, 1997

St. Paul Federal Bank
for Savings
67000 West North Avenue
Chicago, IL  60635
(312) 622-5000

June 18, 1997

By Telecopy with original by Federal Express

Mr. Rock M. D'Errico
PaineWebber Properties
265 Franklin Street
Boston, MA  02110

RE:  Enchanted Woods
        97-100706-7

Dear Borrower:

Per your request, St. Paul Federal Bank For Savings ("St. Paul") has approved the pay off of the loans secured by the above referenced properties and identified by the above loan numbers (collectively "Loans") as set forth below subject to the following terms and conditions:

1.    Principal Payment by Borrower:
      -----------------------------

      Provided (i) there is no monetary default (St. Paul acknowledges the Settlement Agreement dated March 31, 1992 between Borrower and St. Paul) and/or any bankruptcy default under any of the loan documents securing and/or evidencing any of the Loans or an event which with notice and/or passage of time would become a monetary default and/or bankruptcy default under any of the loan documents securing and/or evidencing any of the Loans, (ii) such payment is received by St. Paul in immediately available funds on or before June 30, 1997, and (iii) Borrower has fully complied with all of the other conditions and requirements set forth herein to St. Paul's satisfaction; then St. Paul will accept as full payment of the Loans and all accrued and unpaid interest due thereon, the sum of the following amounts:

            a. the greater of (i) $8,200,000.00 or (ii)  $7,943,750.00  plus 50%
               of all Net Sales Proceeds (as defined below) in excess of $7,943,750.00 received under that certain Purchase and Sale Agreement between the Borrower, as seller, and Randall Realty Corp., as buyer ("Purchase Agreement"); plus

            b. Any  and all  fees  and  costs  due  hereunder  as  described  in
               Paragraph 2 herein; plus

            c. If the closing is on any day other than the first day of a month, interest payment for the number of days in the month up to and including the day of such payment as required under the terms of the Settlement Agreement dated March 31, 1992.

      The term "Net Sales Proceeds" shall mean the gross sales price under the Purchase Agreement minus standard title, title insurance and recording charges; one-half of the closing escrow fees; up to $50,000 of which may be paid as a consulting fee to Pacific Realty Partners; real estate sales commission to an unrelated third party not to exceed 2% (provided the sales price is equal to or greater than $9,300,000, Washington State Excise Tax; and any other transfer taxes due from the Borrower in connection with the sale. In no event shall any of the following be deducted from and/or credited against the gross sales price in computing Net Sales Proceeds; prorations for real estate taxes; prorations for rent collections; security deposits; and/or any other credits not specifically approved in writing by St. Paul.

2.    Fees and Costs:
      ---------------

      The Borrower will pay for all legal (including in-house attorneys), title and other fees and costs involved with and/or incurred in connection with the pay off of the Loan whether such pay off occurs. St. Paul agrees that the legal fees shall not exceed $5,000.00.

3.    Borrower's Agreements:
      ----------------------

      In consideration of St. Paul agreeing to consider such pay off, Borrower hereby acknowledges and agrees:

      (i) Borrower was represented in the preparation and negotiation hereof by the law firm of Borrower's choice and/or Borrower had ample opportunity to be so represented and chose not to do so. This agreement shall not be construed against St. Paul by reason of having been drafted by St. Paul's attorneys.

      (ii) That any course of dealing, laches, estopple or waiver established by past forbearance or acquiescence by St. Paul shall not extend to any future defaults and specifically that time is hereby reestablished as being of the essence with regard to all provisions hereof and of the Loan Documents.

      (iii) That, except as expressly set forth herein and subject to the terms and conditions set forth herein, St. Paul's execution and performance of this letter is not and shall not be construed as a waiver, release, amendment or modification of the Loan Documents which term shall include the Loan Documents referenced above and/or any rights, remedies or causes of action which St. Paul currently has or may hereafter acquire with respect any obligations owed to St. Paul by Borrower or by virtue of any Loan Documents, nor shall it be deemed an agreement to forbear from exercising any rights or remedies which St.
      Paul currently has or may hereafter acquire.

      (iv) The St. Paul's agreement hereto shall not be construed as or deemed to create any course of dealing between Borrower and St. Paul, nor shall it be construed as waiver of any defaults or St. Paul's rights to remedies with regard thereto.

      (v) The execution and performance of this letter shall not constitute a waiver or forgiveness of any existing or subsequent default under the Loan Documents.

      (vi) That Borrower hereby releases and waives and agrees that Borrower will not assert any presently existing cause of action, claim, or demand against St. Paul which arises out of or in connection with the Loan Documents.

      (vii) That no defense or set-off rights exist with respect to St. Paul's enforcement of its rights and remedies under the Loan Documents.

4.    Entire Agreement; Survival:
      --------------------------

      This Commitment shall constitute the entire agreement for the pay off of the Loan, and shall supersede all prior written or oral understandings with respect thereto; provided, however, that all written representations of Borrower or any principal of Borrower to St. Paul, shall be deemed to have made to induce St. Paul to accept the pay off of the Loan and issue this Commitment and shall survive the execution of this Commitment. No modification or waiver of any provision of this Commitment shall be effective unless it is in writing, signed by St. Paul. The Borrower shall advise St. Paul in writing immediately as any of them becomes aware of any material change, error or omission in any of the information, data or documentation supplied to St. Paul by or on behalf of Borrower or in any representation made herein.

5.    Waiver of Jury Trial:
      ---------------------

      ST. PAUL AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARRISING UNDER THE PROVISIONS OF OR PURSUANT TO THIS COMMITMENT OR ANY OF THE LOAN DOCUMENTS.

      All other terms and conditions of the existing loan documents in connection with the above loan, including any prior amendments or modifications thereto, shall remain in full force and effect.

      If after Borrower accepts this commitment letter and the pay off fails to occur and St. Paul fails to receive the pay off for any reason, the Borrower agrees that it shall be responsible for the payment of all of the Fees and Costs above and shall pay such Fees and Costs upon demand. If Borrower fails to pay for such Fees and Costs out of any payment made by Borrower received by St. Paul in connection with this letter, including without limitation any deposits made hereunder and/or out of any other funds or Borrower received and/or held by St. Paul, including without limitation any principal and interest payments.

      Please signify your acceptance to the proposed terms and Borrower's agreements outlined herein by executing this letter below and returning the original to the undersigned. If an executed original of this letter is not returned to the undersigned on or before June 20, 1997, this letter, at St. Paul's option, will terminate.

Sincerely,



/s/ Charles L. Lavezzi
----------------------
Vice President, Director
Income Property Loan Administration


                             Agreed and Accepted By:

                                    HMF Associates, a California general
                                    Partnership



                              By: /s/ Rock D'Errico
                                  -----------------
                              Its:  Vice President
                              Date:  June 18, 1997

St. Paul Federal Bank
for Savings
67000 West North Avenue
Chicago, IL  60635
(312) 622-5000

June 27, 1997

By Telecopy with original by Federal Express

Mr. Rock M. D'Errico
PaineWebber Properties
265 Franklin Street
Boston, MA  02110

RE:  Enchanted Woods Apartment ("Property")
        Loan No. 91-100-706-7 ("Loan")

Dear Borrower:

      This letter constitutes an agreement ("Agreement") by St. Paul Federal Bank For Savings ("St. Paul"), on the terms and conditions herein, to extend ("Extension") the Maturity Date under the loan documents evidencing and/or securing the above referenced Loan ("Loan Documents") to October 1, 1997. You have asked us to agree to the Extension in order to allow you time to negotiate, prepare documents and close a new loan with another lender OR sell the Property. The Extension will include and be conditioned upon the terms and conditions contained in this letter agreement.

      a. Extension. St. Paul hereby agrees to extend the Maturity Date to October 1, 1997; provided that (i) the Borrower executes the acknowledgment copy of this letter and delivers such executed original to St. Paul on or before the date provided for herein; and (ii) all guarantors and indemnitors of the Loan and/or any of Borrower's obligations under the Loan Documents execute the Guarantor's Reaffirmation attached hereto and return the original of such reaffirmations to St. Paul along with the executed original of Borrower's signature hereon.

      b. Borrower's Agreements. Borrower hereby acknowledges and agrees:

      i. Borrower was represented in the preparation and negotiation hereof by the law firm of Borrower's choice and/or Borrower had ample opportunity to be so represented and chose not to do so. This agreement shall not be construed against St. Paul by reason of having been drafted by St. Paul's attorneys.

      ii. That any course of dealing, laches, estoppel or waiver established by past forbearance or acquiescence by St. Paul shall not extend to any future defaults and specifically that time is hereby reestablished as being of the essence with regard to all provisions hereof and of the Loan Documents.

      iii. That, except as expressly set forth herein and subject to the terms and conditions set forth herein, St. Paul's execution and performance of this Agreement, including without limitation the acceptance by St. Paul of any and all principal and interest payments during the terms of this Agreement is not and shall not be construed as a waiver, release, amendment or modification of the Loan Documents and/or any rights, remedies or causes of action which St. Paul currently has or may hereafter acquire with respect any obligations owed to St. Paul by Borrower or by virtue of any Loan Documents, nor shall it be deemed an agreement to forbear from exercising any rights or remedies which St. Paul currently has or may hereafter acquire.

      iv. That St. Paul's agreement hereto shall not be construed as or deemed to create any course of dealing between Borrower and St. Paul, nor shall it be construed as a waiver of any defaults or St. Paul's rights to remedies with regard thereto.

      v. The execution and performance of this Agreement shall not constitute a waiver or forgiveness of any existing or subsequent default under the Loan Documents.

      vi. The execution and performance of this Agreement shall not constitute an agreement to amend or modify any or all of the Loan Documents, including without limitation the Maturity Date hereunder, except as specifically set forth herein and subject to the terms and conditions set forth herein.

      vii. That Borrower hereby releases and waives and agrees that Borrower will not assert any presently existing cause of action, claim, or demand against St. Paul for any matter arising out of or in connection with the Loan Documents.

      viii. That the Loan will mature on June 1, 1997; the outstanding principal balance of the Loan as of the date of this Agreement is $13,121,423; and the Loan Documents are in full force and effect and constitute legally valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

      ix. That no defenses or set-off rights exist with respect to St. Paul's enforcement of its rights and remedies under the Loan Documents.

      c. Waiver of Bankruptcy Stay. For and in consideration of the covenants and agreements contained herein, Borrower and partner, shareholder, member and/or other principal of Borrower hereby consent and agree that they shall not seek, sue for, or avail themselves of any automatic stay granted pursuant to any and all federal, state and/or local bankruptcy laws and Borrower and each partner, shareholder, member and/or other principal of Borrower waive any objections or defenses thereto, and agree not to seek, sue for, or avail themselves of any alternative state or injunction whether under such bankruptcy laws or otherwise. In addition, if any such stay or injunction has been granted, whether heretofore or hereinafter, Borrower and each partner, shareholder, member and/or other principal of Borrower hereby consent and agree to the termination of such stay or injunction.

      d. Loan Documents Remain In Effect. Except as specifically set forth herein and subject to the conditions set forth herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms and provision unless Borrower and St. Paul execute formal written agreements amending or modifying the terms thereof.

      e. St. Paul's Fees and Costs. Borrower agrees to pay, as and when billed, all fees, costs and expenses, including without limitation, attorney's fees and expenses , incurred by St. Paul in connection with this Agreement, any negotiations leading up to and/or regarding this Agreement and/or the Loan Documents and any written agreements hereinafter entered into with regard to this Agreement and/or the Loan Documents and any other actions contemplated under this Agreement.

      f. Severability. The parties hereto intend and believe that each provision of this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or in any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, and if such courts declare such portion, provision or provisions of the Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Borrower and St. Paul under the remainder of this Agreement shall continue in full force and effect.

      g. Statute of Limitations. The parties hereto acknowledge and agree that the running of any applicable time period or statute of limitations shall be deemed tolled during the time of the Forbearance by St. Paul.

      h. Effective Agreement. This Agreement shall be binding upon each party hereto, but shall not become effective with respect to any such party until such time as it is executed by such party.

      9. Miscellaneous. This Agreement constitutes the entire agreement concerning this subject matter and supersedes any prior or contemporaneous representations or agreements not contained herein concerning the subject matter of this Agreement. This Agreement shall inure to the benefit of and be binding upon and enforceable against the Parties and their respective heirs, administrators, successors and assigns, and shall be governed by Illinois law without giving effect to the principles of conflicts of laws. Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.

      10.Borrower's Representations and Warranties. Except as they relate solely to the default in not paying the Loan in full on or before the maturity date therefore and Borrower's failure to make a complete payment of principal and interest for the month of September which payment is due on October 1, 1997, Borrower hereby (i) ratifies and restates all representations, warranties and covenants made by Borrower in the Loan Documents, as if made on and as of the date hereof (unless such representations and warranties are made as of, and relate solely to, a date prior to the date hereof, in which case, Borrower hereby represents and warrants that the same were true, correct and complete as of such prior date), and (ii) represents and warrants that it has no knowledge of any breach of such representations and warranties as so ratified and restated. In addition, Borrower hereby further represents and warrants that, to the best of its knowledge, no Event of Default, or event which with the passage of time or giving of notice would constitute and Event of Default, exists other than the expiration of the maturity date for the Loan. Borrower represents and warrants that each of the undersigned (other than those signing for St. Paul) have the full right, power and authority to execute and deliver this Agreement.

      If the foregoing accurately reflects the terms of the Agreement, please sign the enclosed copy of this Agreement in the space provide below and return it to St. Paul by overnight delivery. If your signature hereon is not received by St. Paul on or before July 1, 1997, St. Paul may, at its option and without notice, declare this Agreement null and void and of no further force and effect.

                                    Sincerely,


                                    /s/ Randy P. Martin
                                    -------------------
                                        Randy P. Martin
                                        Assistant Vice President

(Borrower)
By:  /s/ Rock M. D'Errico
     --------------------
       Vice President

                          PURCHASE AND SALE AGREEMENT


      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 7th day of July, 1997, by and between HMF ASSOCIATES, a California general partnership ("Seller"), and SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership ("Buyer").

                                    RECITALS

      A. Seller is the owner of certain real property located in the County of King, State of Washington, consisting of an apartment project commonly known as Enchanted Woods Apartments, which is located at 2020 South 360th Street, Federal Way, Washington, on real property described in Exhibit A attached hereto and incorporated herein (collectively with all buildings and improvements located thereon, the "Real Property").

      B. Buyer desires to purchase the Property (as defined below), and Seller desires to sell the Property on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    Definitions.

      As used in this Agreement the following terms shall have the meanings set forth below:

      "Agreement" is defined in the preamble of this Agreement.

      "Approved Exceptions" is defined in Section 9(b) of this Agreement.

      "Buyer" is defined in the preamble of this Agreement.

      "Close of Escrow" is defined in Section 16(d) of this Agreement.

      "Closing Date" is defined in Section 16(d) of this Agreement.

      "Deed" is defined in Section 16(b)(i) of this Agreement.

      "Disapproved Exception" is defined in Section 9(c) of this Agreement.

      "Due Diligence Period" is defined in Section 5 of this Agreement.

      "Earnest Money Deposit" is defined in Section 3(a) of this Agreement.

      "Escrow" is defined in Section 4 of this Agreement.

      "Escrow Agent" is defined in Section 4 of this Agreement.

      "Exception" and "Exceptions" are defined in Section 9(b) of this Agreement.

      "FIRPTA Affidavit" is defined in Section 16(b)(ii) of this Agreement.

      "Hazardous Materials" means oil and other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are hazardous substances, hazardous wastes, hazardous materials, or toxic substances under any past, present or future state or federal law, ordinance or regulation.

      "Minimal Destruction" is defined in Section 19(a) of this Agreement.

      "Notice of Satisfaction of Due Diligence" is a notice in the form of Exhibit B attached hereto.

      "Operating Statements" is defined in Section 5(b)(ii) of this Agreement.

      "Personal Property" shall mean all furniture, fixtures and equipment owned by Seller which is located on the Real Property and is used in connection with the operation and maintenance of the Real Property.

      "Preliminary Title Report" is defined in Section 9(a) of this Agreement.

      "Prevailing Part" is defined in Section 22 of this Agreement.

      "Property" shall mean collectively the Real Property; all of Seller's right, title and interest in all other intangible rights, titles, interests, privileges and appurtenances of Seller related to or used in connection with the operation and ownership of the Real Property; and the Personal Property.

      "Purchase Price" is defined in Section 3 of this Agreement.

      "Real Property" is defined in Recital A of this Agreement.

      "Rent Roll" is defined in Section 5(b)(i) of this Agreement.

      "Seller" is defined in the preamble of this Agreement.

      "Seller's Current Actual Knowledge" shall mean matters of which Seller's Representative is actually aware without undertaking any investigation or inquiry whatsoever.

      "Seller's  Representative"  shall mean Rock  D'Errico,  Vice  President of
Seventh  Income   Properties,   Inc.,  general  partner  of  PaineWebber  Income
Properties Seven Limited Partnership, a general partner of Seller.

      "Significant Destruction" is defined in Section 19(b) of this Agreement.

      "Survey" is defined in Section 9(a) of this Agreement.

      "Title Policy" is defined in Section 9(d) of this Agreement.

      2. Purchase and Sale. Seller agrees to sell and Buyer agrees to purchase the Property, subject to the terms and conditions in this Agreement.

      3. Purchase Price. The purchase price for the Property shall be Nine Million One Hundred Fifty Thousand Dollars ($9,150,000.00) ("Purchase Price"). The Purchase Price shall be payable as follows:

      (a) Buyer shall deposit the sum of One Hundred Thousand Dollars ($100,000.00) (the "Initial Earnest Money Deposit") in cash or by cashier's check into Escrow in an interest-bearing account at Escrow Agent within three
(3) business days of the date of this Agreement. If Buyer fails to deposit the Initial Earnest Money Deposit into Escrow, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 10 below). The Initial Earnest Money Deposit together with any interest earned thereon shall be applied to the Purchase Price at Close of Escrow.

      (b) At the end of the Due Diligence Period, Buyer shall deposit an additional One Hundred Thousand Dollars ($100,000.00) (the "Additional Earnest Money Deposit", and together with the Initial Earnest Money Deposit, the Earnest Money Deposit) in cash or by cashier's check into Escrow in an interest-bearing account at Escrow Agent within three (3) business days of the expiration of the Due Diligence Period. The Earnest Money Deposit together with any interest earned thereon shall be applied to the Purchase Price at Close of Escrow.

      (c) At or prior to the Close of Escrow (as defined below), Buyer shall deposit the additional sum of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000.00) less the amount of interest earned on the Earnest Money Deposit in cash into Escrow at the Escrow Agent.

      4. Escrow. Concurrently with the execution of this Agreement by both parties Buyer and Seller shall establish an escrow (the "Escrow") at Chicago Title Insurance Company ("Escrow Agent"), subject to the provisions of the standard conditions for acceptance of Escrow and the terms and conditions in this Agreement.

      5. Due Diligence Review. During the period (the "Due Diligence Period") commencing on the date of this Agreement and ending on the thirtieth (30th) day following the date of this Agreement (or such later date as to which the last day of the Due Diligence Period may be extended pursuant to Section 9(a) below), Buyer, at its sole cost and expense, shall have the right to conduct an investigation and review of the Property in order to satisfy itself as to the physical condition of the Real Property (including, without limitation, the physical condition of the Real Property as it relates to Hazardous Materials).

      (a) Buyer agrees to conduct its investigation and review of the Property in accordance with the following procedures:

      (i) No test or investigation involving physical disturbance of any portion of the Real Property shall be conducted without Seller's prior written approval of the specific test or investigation.

      (ii) Buyer shall exercise due care in inspecting and testing the Real Property and shall perform all such inspection and testing in a professional manner so as to minimize damage or disruption of the Real Property.

      (iii) Buyer agrees to promptly pay all costs associated with its review and investigation and not to permit any lien or encumbrance to be asserted against the Real Property in connection with such review and investigation.

      (iv) Buyer shall, at its expense, repair any damage to the Real Property caused by the performance of its review and investigation.

      (b) Seller has delivered to Buyer true and correct copies of the following items relating to the Property or shall deliver such items to Buyer within five
(5) days after the date hereof:

      (i) Rent Roll. A rent roll (the "Rent Roll") showing the name of each tenant of the Property, the rental due under each such tenant's lease, the expiration date of each lease or rental agreement, the size of each unit, any arrearages, and all advance rentals and security deposits, if any, held by Seller or the management company for the Property with respect to each such tenant's lease or rental agreement;

      (ii) Operating Statements. Statements (the "Operating Statements") prepared by management company for the Property showing operating income and expenses for the Property for fiscal years 1994, 1995, 1996 and 1997 year to date. Seller's fiscal year runs from October 1st through September 30th;

      (iii) Personal Property Inventory.  An inventory of the Personal
Property;

      (iv) Inspection Reports. Copies of any and all building inspection reports, environmental assessments, plans and specifications, permits, consents and approvals relating to the Property which are currently in Seller's possession or the possession of the management company for the Property

      (v) Warranties and Guarantees. Copies of all warranties and guarantees in effect with respect to components of the Property, to the extent in Seller's possession;

      (vi) Licenses and Permits. Copies of all certificates of occupancy and all other licenses and permits necessary for the ownership and operation of the Premises, to the extent in Seller's possession;

      (vii) Employees. A list of all current on-site employees, showing salaries and benefits (including rent-free or rent-reduced apartments);

      (viii) Tax Bills. Copies of the current and previous two years' property tax bills for the Property, to the extent in Seller's possession; and

      (ix) Service Contracts. Copies of all service, maintenance and other contracts or agreements affecting all or any portion of the Property (the Service Contracts).

      In addition, copies of all leases, rental agreements, occupancy agreements and other rights to occupy portions of the Property (collectively, the Leases) shall be available for review by Buyer at the Property.

      6. Satisfaction of Due Diligence/Termination.

      (a) Satisfaction of Due Diligence. In the event that Buyer elects to purchase the Property, at any time during the Due Diligence Period Buyer shall deliver to Seller an executed and dated Notice of Satisfaction of Due Diligence in the form of Exhibit B, in which event the Earnest Money Deposit shall become non-refundable.

      (b) Termination. Buyer shall have the right to terminate this Agreement for any reason during the Due Diligence Period, in Buyer's sole and absolute discretion, by delivery to Seller at any time during the Due Diligence Period of written notice to such effect, in which event the Earnest Money Deposit and any interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 10 below).

      If prior to the end of the Due Diligence Period Buyer fails to deliver to Seller either the Notice of Satisfaction of Due Diligence or written notice terminating this Agreement, this Agreement shall be deemed to have been terminated, the Earnest Money Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 10 below).

      7. Acknowledgment. Buyer acknowledges that Buyer is purchasing the Property as is and where is and solely in reliance on Buyer's own investigation, and, that except as set forth in Section 11 below, no representations or warranties of any nature whatsoever, express or implied, have been made by Seller or its partners or any of their respective officers, agents or employees with respect to any matter, fact or issue concerning the Property or this transaction.

      Buyer further acknowledges that Buyer is a sophisticated investor, knowledgeable and experienced in the financial and business risks attendant to investments in real property, is capable of evaluating the merits and risks of an investment in the Property and has evaluated the merits and risks of making an investment in the Property.

      8.    [Intentionally Omitted]

      9.    Title.

      (a) Prior to the date hereof, Seller has provided Buyer with a preliminary title report for extended coverage title insurance (the "Preliminary Title Report"), together with legible copies of all documents relating to title exceptions referred to in the Preliminary Title Report. Seller shall furnish Buyer with copies of the ALTA survey of the Real Property which Seller obtained when it acquired the Property, as the same may have been subsequently updated for Seller, not later than five (5) days following the date of this Agreement. Buyer may elect, at Buyer's expense, to obtain a new ALTA survey (or updated revisions of the existing ALTA surveys) of the Real Property (the "Survey") which meet all the Escrow Agent's requirements for extended coverage title insurance.

      (b) Buyer shall approve or disapprove the Survey and each exception shown in the Preliminary Title Report and each encroachment, overlap and any other matter that affects title to the Real Property (each an "Exception" and collectively, the "Exceptions") prior to the later of (i) the last day of the Due Diligence Period or (ii) five (5) days after any title or survey matter first arises after the last day of the Due Diligence Period and first appears on any title or survey update delivered to Buyer. Buyer's failure to approve the Survey or any Exception prior to such date shall be deemed to be an approval of the Survey or such Exception. The Exceptions approved by Buyer hereunder shall be referred to as the "Approved Exceptions".

      (c) If any Exception is disapproved (each, a "Disapproved Exception"), Seller shall notify Buyer in writing within five (5) days of receipt of Buyer's notice of Disapproved Exceptions which Disapproved Exceptions Seller will attempt (but without any commitment to expend funds) to discharge, satisfy, release or terminate. Seller shall be obligated to discharge any deeds of trust and related financing instruments and any other liens or charges created by Seller's acts. If Seller does not agree to discharge, satisfy, release or terminate all Disapproved Exceptions, Buyer may elect to (i) terminate this Agreement by written notice to Seller within five (5) days after receipt of Seller's notice that it will not discharge, satisfy, release or discharge all Disapproved Exceptions, in which event the Earnest Money Deposit and any interest earned thereon shall be returned to Buyer, and (except in the case of Seller's failure to discharge those items which Seller is obligated to discharge) neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 10 below) or to (ii) waive the Disapproved Exception(s) that Seller will not discharge, satisfy, release or remove. Seller shall have the unilateral right by notice in writing given to Buyer to extend the Closing Date for a period of up to thirty (30) days in order to cause the discharge, satisfaction, release or termination of a Disapproved Exception. The period of such extension shall run concurrently with the period of any other extension provided for in this Agreement. If Seller is unable to obtain a discharge, satisfaction, release or termination of any Disapproved Exception within the period(s) specified above, then this Agreement shall automatically terminate ten (10) business days (i) after expiration of the initial period or additional 30-day period, as applicable, for curing the Disapproved Exception or (ii) after Seller advises Buyer in writing that Seller is unable to cause such discharge, satisfaction, release or termination, whichever occurs first, unless within such 10-business day period Buyer waives in writing such Disapproved Exception, in which event such Disapproved Exception shall be deemed an Approved Exception under this Agreement. If this Agreement terminates pursuant to the foregoing sentence, then Seller shall pay all charges of the Escrow Agent in connection with this transaction, and (except in the case of Seller's failure to discharge those items which Seller is obligated to discharge) the parties shall be relieved of all further obligations and liabilities to each other under this Agreement except as otherwise provided herein, and all funds and documents deposited with Escrow Agent shall be promptly refunded or returned by Escrow Agent to the depositing party. Anything above to the contrary notwithstanding, it is understood and agreed that Buyer's indemnity obligations under Section 10 below and the mutual indemnities under
Section 20 below, shall not terminate upon termination of this Agreement pursuant to this or any other provision hereof.

      (d) At Close of Escrow Seller shall cause Escrow Agent to issue an Extended Coverage ALTA Owner's Policy of Title Insurance (the "Title Policy") in the amount of the Purchase Price to Buyer, showing title vested in Buyer subject only to a lien for real property taxes and assessments not then delinquent and the Approved Exceptions. Seller shall pay the cost of the premium for an ALTA owner's policy of title insurance. Buyer shall pay the additional premium(s) for an extended coverage ALTA owner's policy of title insurance and for any title insurance policy (including the cost of any endorsements required by the lender) issued to the lender providing financing to Buyer to purchase the Property.

      10. Access. Access to the Real Property during the period commencing on the date of this Agreement and ending on the Closing Date shall be given to Buyer, its agents, employees and contractors during normal business hours upon at least two (2) business day's notice to Seller. Buyer shall indemnify and defend Seller against and hold Seller harmless from all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys fees, arising out of Buyer's entry onto the Real Property or any activity thereon by Buyer or its agents, employees or contractors prior to the Close of Escrow except to the extent any such losses, costs, damages, liabilities, and expenses arise directly out of the negligence or willful acts of Seller. The provisions of this section shall survive the Close of Escrow.

      11. Representations and Warranties of Seller.

      Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the Close of Escrow:

      (a) Notices re Violations. To Seller's Current Actual Knowledge, Seller has received no written notice, warning or notice of violation from any governmental agency alleging that conditions on the Real Property are or have been in violation of any laws, regulation or ordinances relating to the Real Property.

      (b) Power. Seller has the power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transaction contemplated hereby, and each person signing this Agreement on behalf of Seller has the authority to do so.

      (c) Requisite Action. All requisite corporate and partnership action has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

      (d) Leases. The Rent Roll is complete and accurate in all material respects. Seller agrees to supplement the Rent Roll in the event that any lease shown thereon is modified or any further lease is entered into after the date hereof. Except for the leases, rental agreements and tenancies shown on the Rent Roll, there are no other leases, rental agreements, tenancies or licenses affecting the occupancy of the Property.

      (e) No Breach. The execution, delivery and performance of this Agreement by Seller (i) does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable laws and regulations, (ii) does not and will not conflict with or result in a breach of or default under (A) any judicial or administrative order or decree, or (B) the organizational documents of Seller, and (iii) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration of, or creation or imposition of any lien, charge or encumbrance upon the Property, by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which Seller is a party or which is or purports to be binding upon Seller or which affects or purports to affect the Property.
      (f) Eminent Domain. There is no existing or, to Seller's Current Actual Knowledge, threatened eminent domain or similar proceeding against the Property.

      (g) Non-Foreign Person. Seller is not a foreign person or entity as defined under FIRPTA.

      (h) Service Contracts. The copies of Service Contracts delivered to Buyer constitute all service, maintenance and other contracts affecting the Property, except Service Contracts terminable on thirty (30) days or less notice.

      (i) Proceedings. To Seller's Current Actual Knowledge, no legal action, arbitration, or administrative proceeding before any governmental authority which could (i) have an adverse effect on the Property, or (ii) enjoin or restrict the right or ability of Seller to perform its obligations hereunder is pending or threatened against Seller or against the Property.

      (j) Bankruptcy, Etc. There are no attachments, executions, assignments for the benefit of creditors, or proceedings in bankruptcy or under any other debtor relief laws contemplated by Seller or pending against Seller or, to Seller's Current Actual Knowledge, threatened against Seller or the Property.

      (k) Financial Information. The operating statements and similar information relating to the Property which have been provided by Seller to Buyer
(i) are substantially in accordance with the books and records of Seller; (ii) are complete and accurate in all material respects; and (iii) fairly present the financial results of operations of the Property for the periods covered by such financial information.

      Any claim with respect to the foregoing representations and warranties must be made by Buyer in writing and delivered to Seller no later than six (6) months after the Closing Date. If no claim is made in writing by Buyer within the six (6) month period after the Closing Date, Seller shall have no further liability with respect to the foregoing representations and warranties.

12. Representations and Warranties of Buyer.

      Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the date of the Close of Escrow:

      (a) Power. Buyer has the power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transaction contemplated hereby, and each person signing this Agreement on behalf of Buyer has the authority to do so.

      (b) Requisite Action. All requisite corporate and partnership action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

      (c) No Breach. The execution, delivery and performance of this Agreement by Buyer (i) does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable laws and regulations, (ii) does not and will not conflict with or result in a breach of or default under (A) any judicial or administrative order or decree, or (B) the organizational documents of Buyer, and (iii) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration of, by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which Buyer is a party or which is or purports to be binding upon Buyer.

      Any claim with respect to the foregoing representations and warranties must be made by Seller in a writing delivered to Buyer no later than six (6) months after the Closing Date. If no claim is made in writing by Seller within the six (6) month period after the Closing Date, Buyer shall have no further liability with respect to the foregoing representations and warranties.

      13. Seller's Covenants.

      From and after the date of this Agreement and continuing through the Close of Escrow, Seller agrees as follows:

      (a) Operation of the Property. Seller shall cause the Property to be maintained in its present order and condition, reasonable wear and tear excepted. Without limiting the foregoing, no fixtures, equipment or other tangible personal property shall be removed from the Property unless prior to the Closing Date the same is replaced with similar items of at least equal quality.

      (b) Liens; Title Matters. Seller shall keep the Property free and clear of liens, including, without limitation mechanic's liens, in connection with work performed and materials provided prior to the Closing Date. Seller shall not grant any easements, rights-of-way or other rights to all or any portion of the Property without Buyer's prior written consent.

      (c) Leases. Seller may in the ordinary course of business enter into leases, lease amendments and lease terminations. Seller shall not materially modify the lease form currently utilized by Seller after Buyer's delivery of the Notice of Satisfaction of Due Diligence without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

      (d) New Contracts. Without Buyer's prior written consent Seller shall not enter into any new contracts or agreements relating to the Property except such contracts or agreements as may be terminated at or by the Closing Date without cost or expense to Buyer.

      (e) Service Contracts. Seller shall terminate the existing management agreements covering the Property, effective as of the Closing Date. Seller shall terminate any Service Contracts, effective as of the Closing Date, which Buyer directs Seller to terminate by written notice given to Seller at least ten (10) days prior to the Closing Date, to the extent such Service Contracts may be so terminated in accordance with their respective terms.

      14. Conditions to Seller's Obligation to Close.

      The  obligation  of  Seller  to  close   hereunder  shall  be  subject  to
satisfaction of the following conditions (all or any of which may be waived by Seller in writing):

      (a) Representations and Warranties True at Close of Escrow. The representations and warranties made by Buyer in this Agreement shall be true in all material respects as of the Close of Escrow with the same force and effect as though such representations and warranties had been made or given as of the Closing Date.

      (b) Compliance With Agreement. Buyer shall have performed and complied in all material respects with all its obligations under this Agreement which are to be performed or complied with by Buyer prior to or at Close of Escrow.

      15. Conditions to Buyer's Obligation to Close.

      The  obligation  of  Buyer  to  close   hereunder   shall  be  subject  to
satisfaction of the following conditions (all or any of which may be waived by Buyer in writing):

      (a) Representations and Warranties True at Close of Escrow. The representations and warranties made by Seller in this Agreement shall be true in all material respects as of the Close of Escrow with the same force and effect as though such representations and warranties had been made or given as of the Closing Date.

      (b) Compliance With Agreement. Seller shall have performed and complied in all material respects with all its obligations under this Agreement which are to be performed or complied with by Seller prior to or at Close of Escrow.

      16.   Close of Escrow.

      (a) Buyer's Title Policy. Simultaneously with the Close of Escrow, Escrow Agent shall issue the Title Policy in the name of Buyer in the amount of the Purchase Price.

      (b) Seller's Deposits Into Escrow. Seller shall deliver to Escrow Agent or to Buyer on or prior to the Close of Escrow the following documents for each of the apartment projects:

            (i) A Statutory Warranty Deed executed and acknowledged by Seller conveying to Buyer fee simple title to the Real Property ("Deed");

            (ii) Seller's  affidavit of  nonforeign  status as  contemplated  by
Section 1445 of the Internal Revenue Code of 1986, as amended ("FIRPTA Affidavit");

            (iii) An Assignment of Leases in form reasonably acceptable to Seller and Buyer;

            (iv) A Special Warranty Bill of Sale in form reasonably acceptable to Seller and Buyer;

            (v) A General Assignment in form reasonably acceptable to Seller and Buyer assigning all of Seller's right, title and interest in any service contracts which are not subject to termination at or prior to Close of Escrow or which Buyer does not require to be terminated, the name of the apartment project, any warranties or guaranties and all other intangible rights owned by Seller and relating exclusively to the Property;

            (vi) a notice to all tenants at the Property, informing them of the sale of the Property to Buyer, and directing them to make all future payments in accordance with Buyer's instructions, in form acceptable to Buyer and Seller.

            (vii) all keys to the Property in Seller's possession;

            (viii) an updated Rent Roll dated not more than seven (7) days prior to the Closing Date, certified by Seller to be true and correct in all material respects as of the date thereof;

            (ix) affidavits which may be reasonably required by the Title Company to remove standard exceptions and issue the Title Policy;

            (x) originals of all Leases and tenant files in Seller's possession;

            (xi) copies of all Service Contracts in Seller's possession; and

            (xii) a copy of Seller's general ledger for the Property, as of a date as close to the Closing Date as reasonably practicable.

      (c) Buyer's Deposits into Escrow. Buyer shall deposit into Escrow, prior to the Close of Escrow, the sum of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000) less the amount of any interest earned on the Earnest Money Deposit in cash or immediately available funds.

      (d) Closing Date. The conveyance of the Real Property to Buyer and the closing of this transaction (the "Close of Escrow") shall take place on such date ("Closing Date") not later than sixty (60) days following the date of this Agreement as the parties shall mutually agree upon in writing, or if no such date is agreed upon on the fiftieth day following the date of this Agreement.

      (e) Costs and Prorations. Escrow Agent shall make prorations and shall charge costs at the Close of Escrow as follows:

            (i)   Seller shall pay

                  (A)   any transfer taxes due upon transfer of the Real
Property;

                  (B) any state or county excise taxes due upon transfer of the Real Property;

                  (C) the amount of the premiums charged for an ALTA Owner's Policy of Title Insurance without extended coverage;

                  (D) one-half (1/2) of the escrow fee charged by Escrow Agent; and

                  (E) recording fees.

            (ii)  Buyer shall pay

                  (A)   one-half (1/2) of the escrow fee charged by Escrow
Agent;

                  (B) an amount equal to the difference between (i) the premium for an ALTA Owner's Policy of Title Insurance without extended coverage and (ii) the premium for the Title Policy plus the premium for the ALTA lender's policy of title insurance issued to the lender (if any) providing financing for Buyer to purchase the Property; and

                  (C) any sales tax due in connection with the sale of the Personal Property.

            (iii) Prorations. Real property taxes and assessments shall be prorated at the Close of Escrow based on the most current real property tax bill available, including any supplemental property taxes that may be assessed after the Close of Escrow but that relate to a period prior to the Close of Escrow, regardless of when notice of those taxes is received or who receives the notice. Rents and other income and expenses shall be prorated at the Close of Escrow. Uncollected rents for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned if and when collected by either party (provided that such rents for periods prior to the month in which the Close of Escrow occurs shall be paid to Seller). Rents collected by Buyer after the Close of Escrow shall first be allocated to current periods. All refundable security deposits shall be transferred from Seller to Buyer. All utilities shall be prorated outside of Escrow.

      If the Close of Escrow shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes and assessments shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Close of Escrow, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Close of Escrow occurs, the parties agree to adjust the proration of taxes and assessments and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

      17. Possession. Possession of the Property shall be delivered to Buyer at the Close of Escrow, subject to the rights of tenants and other occupants pursuant to the Leases described in the Agreement.

      18.   LIQUIDATED DAMAGES.

      IF THE CLOSE OF ESCROW DOES NOT TIMELY OCCUR DUE TO THE DEFAULT OF BUYER, OR IF BUYER IS OTHERWISE IN DEFAULT HEREUNDER, (a) BUYER SHALL HAVE NO FURTHER RIGHT TO CLOSE THE ESCROW AND (b) SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AND ALL INTEREST EARNED THEREON, PLUS AN ADDITIONAL AMOUNT OF $100,000 WHICH SHALL BE IMMEDIATELY DUE FROM BUYER, AS LIQUIDATED DAMAGES AS ITS SOLE REMEDY IN LIEU OF ANY OTHER RIGHT TO DAMAGES OR RIGHT TO SPECIFIC PERFORMANCE OF THIS AGREEMENT; AND PROVIDED THAT BUYER PAYS SUCH ADDITIONAL AMOUNT TO SELLER OR ESCROW AGENT WITHIN TEN (10) DAYS OF NOTICE FROM SELLER THAT BUYER HAS DEFAULTED UNDER THIS AGREEMENT, SELLER WAIVES ANY FURTHER RIGHT TO CLAIM DAMAGES FROM BUYER OR SEEK OTHER LEGAL OR EQUITABLE REMEDIES AS A RESULT OF FAILURE BY BUYER TO COMPLETE THE PURCHASE; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION SHALL TERMINATE, VITIATE OR OTHERWISE ABROGATE THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS AGREEMENT. BUYER AND SELLER AGREE THAT, BASED UPON THE CIRCUMSTANCES NOW EXISTING, THE FOREGOING AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES.

      PLEASE INITIAL:         _____________     _____________
                                 Seller             Buyer

      19.   Risk of Loss.

      (a) Minimal Destruction. Seller shall notify Buyer of any casualty or damage to the Property promptly after the occurrence thereof. Buyer shall not be relieved of the obligation to complete the purchase by reason of any destruction ("Minimal Destruction") of the Property prior to Close of Escrow which will entail restoration or repair costs not exceeding One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, as estimated by a reputable contractor. If any Minimal Destruction occurs prior to Close of Escrow, Seller shall have no obligation to repair any damage due to Minimal Destruction, and there shall be deducted from the Purchase Price such amount reasonably estimated by a reputable contractor reasonably acceptable to Seller and Buyer as being necessary to repair such damage plus an amount equal to any anticipated loss of rents after the Closing Date, and Seller shall retain any rights which it may have to collect casualty insurance proceeds with respect to such Minimal Destruction.

      (b) Significant Destruction. If any destruction ("Significant Destruction") of the Property occurs prior to Close of Escrow which will entail restoration or repair costs exceeding One Hundred Fifty Thousand Dollars ($150,000), as estimated by a reputable contractor, Buyer may elect to terminate this Agreement by written notice to Seller given not more than twenty (20) days after the date of the occurrence causing such Significant Destruction If this Agreement is so terminated by Buyer, neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 10 above), and any funds (including the Earnest Money Deposit and all interest earned thereon), instruments or documents shall be returned to the party which has deposited them into Escrow.

      If Buyer does not elect to terminate this Agreement, as aforesaid, the Closing shall occur in accordance with the terms hereof, Seller shall assign to Buyer the insurance proceeds payable in connection with such Significant Destruction (including Rent Loss Insurance for the period after the Closing
Date), and the Purchase Price shall be reduced by the amount of any deductible under the applicable insurance policies.

      20. Brokers. Each party to this Agreement represents and warrants to the other that the warranting party has incurred and will incur no obligation, by reason of this Agreement or the transaction contemplated hereby, for any real estate brokerage commission or finder's fee for which the other party would be liable. Each party shall, and hereby agrees to, defend, indemnify and hold the other party harmless from and against any and all claims, liabilities, damages and costs, without limitation, reasonable attorneys fees and costs, arising out of a breach of that party's representations and warranties set forth in this Section.

      Notwithstanding the foregoing, if, as and when the deed is recorded and the consideration is paid, Seller will pay:

             (i) a consulting  fee of One percent (1%) of the Purchase  Price to
            Pacific Realty Partners, LLC, and the general partners of Seller agree that the payment of such consulting fee shall satisfy all obligations of the general partners under Section 9.14 of the Seller's Partnership Agreement. The consulting fee shall be paid from the sale proceeds at Close of Escrow per wiring instructions to be provided by Pacific Realty Partners, LLC; and

            (ii) a brokerage fee of One and one-quarter percent (1 3%) of the Purchase Price to Skyline Properties, Inc. The brokerage fee shall be paid from the sale proceeds at Close of Escrow per wiring instructions to be provided by Skyline Properties, Inc.

      The provisions of this section shall survive the Close of Escrow.

      21. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Notwithstanding the foregoing, Buyer may not transfer, assign or encumber its rights under this Agreement without Seller's prior written approval except pursuant to an absolute, irrevocable, unconditional assignment or transfer (but not encumbrance) of all of Buyer's rights under this Agreement to an affiliated entity. An "affiliated entity" for purposes of the foregoing shall mean either
(a) a partnership in which Buyer or Buyer's general partner is a general partner or (b) a corporation or limited liability company controlling, controlled by or under common control with Buyer. Only one such assignment to an affiliated entity may be made without Seller's approval prior to Close of Escrow. In the event of any assignment by Buyer with Seller's approval or where Seller's approval is not required hereunder, the assignee shall be deemed to have assumed all obligations and liabilities of Buyer under this Agreement. Notwithstanding the foregoing, no assignment pursuant to this section shall relieve Buyer of any of its obligations or liabilities under this Agreement, including, without limitation, Buyer's indemnity obligations under Section 10 or Section 20 above. Buyer shall deliver to Seller a complete copy of any executed assignment as to which Seller's approval is not required hereunder not more than five (5) days after the effective date of such assignment. Seller shall not be bound by any such assignment unless and until Seller has received such copy thereof.


      22. Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the Prevailing Party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action, arbitration or proceeding, including, but not limited to, expert's expenses, in addition to any other relief to which they may be entitled. As used herein, the Prevailing Party shall include without limitation a party who dismisses an action in exchange for sums allegedly due; the party who receives performance from the other party for an alleged breach of contract or a desired remedy where the performance is substantially equal to the relief sought in an action; or the party determined to be the prevailing party by a court of law.

      23.   Notices.

      All notices to be given under this Agreement shall be in writing and sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States Mail, (b) overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy, in which case notice shall be deemed delivered on transmittal by telecopier or other similar means, as follows:

If to Seller:           HMF Associates
                        c/o PaineWebber Properties Incorporated
                        265 Franklin Street, 16th Floor
                        Boston, Massachusetts 02110
                        Attention:  Rock D'Errico
                        Vice President
                        Fax No.  (617) 345-8752

with a copy to:         Pacific Union Investment
                        Corporation,
                        3640 Buchanan Street
                        San Francisco, California 94123
                        Attention:  Thomas R. Owens
                                      Secretary
                        Fax No.:  (415) 929-0743

and a copy to:          Pacific Realty Partners, LLC
                        62 Parker Avenue, Suite 400
                        San Francisco, California 94118
                        Attention: Philip Johnson
                        Fax No.: (415) 379-9165

and with a copy to:     Goodwin, Procter & Hoar LLP
                        Exchange Place
                        Boston, Massachusetts 02109-2881
                        Attention: Susan Hall Mygatt, Esq.
                        Fax No.:  (617) 570-1488

If to Buyer:            Simpson Housing Limited Partnership
                        3201 South Tamarac Drive
                        Suite 200
                        Denver, Colorado 80231
                        Attention: Charles Rubenstein
                        Fax No.: (303) 745-1585

or to such other address as Buyer or Seller may respectively designate by written notice to the other.

      24. Possession. Possession of the Property shall be delivered to Buyer upon recordation of the Deed.

      25. Entire Agreement. This Agreement contains the entire agreement between the parties to this Agreement and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

      26. Severability. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected.

      27. Waivers. A waiver or breach of a covenant or provision in this Agreement shall not be deemed a waiver of any other covenant or provision in this Agreement, and no waiver shall be valid unless in writing and executed by the waiving party. An extension of time for performance of any obligation or act shall not be deemed an extension of the time for performance of any other obligation or act.

      28. Construction. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference.

      29. No Merger. All of the terms, provisions, representations, warranties, and covenants of the parties under this Agreement shall survive the Close of Escrow in accordance with the terms of this Agreement and shall not be merged in the Deed or other documents.

      30.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts. Each shall be deemed an original and all, taken together, shall constitute one and the same instrument.

      31. Time of the Essence. Time is of the essence in this Agreement.

      32. Governing Law. This Agreement shall be governed and construed in accordance with Washington law (excluding conflicts of law principles). In the event of any dispute between the parties in connection with or arising out of this Agreement, the parties agree that any lawsuit or administrative proceeding commenced in connection therewith be commenced and prosecuted in the State of Washington.

      33. No Offer. Employees or agents of Seller have no authority to make or agree to sell the Property or make any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to sell the Property, and this document shall become effective and binding only upon the execution and delivery hereof by both Buyer and Seller.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              SELLER:

                              HMF ASSOCIATES,
                              a California general partnership

                              By:   Pacific Union Investment Corporation,
                                    a California corporation
                                    Its General Partner

                                    By:   /s/ Thomas R. Owens
                                          -------------------
                                          Thomas R. Owens
                                          Secretary

                              By:   PaineWebber Income Properties Seven
                                    Limited Partnership, a Delaware
                                    limited partnership

                                    By:   Seventh Income Properties, Inc.,
                                          a Delaware corporation

                                          By: /s/ Rock D'Errico
                                              ------------------
                                              Rock D'Errico
                                              Vice President

                        BUYER:

                        SIMPSON HOUSING LIMITED PARTNERSHIP,
                        a Colorado limited partnership

                              By:   Paloma LLC, its general partner

                            By: /s/ Donald A. Simpson
                                ---------------------
                                Donald A. Simpson
                                General Manager


                            List of Exhibits

Exhibit A               Legal Description
Exhibit B               Notice of Satisfaction of Due Diligence

                                  EXHIBIT B


                   NOTICE OF SATISFACTION OF DUE DILIGENCE


                              September 2, 1997


HMF Associates
c/o PaineWebber Income Properties Seven Limited Partnership
265  Franklin Street, 16th Floor
Boston, MA 02110
Attn:  Rock D'Errico

                        Re:  NOTICE OF SATISFACTION OF DUE DILIGENCE

Ladies/Gentlemen:

                        The undersigned hereby gives notice of the satisfaction of the due diligence contingency set forth in Section 5 of that certain Purchase and Sale Agreement, dated as of April 25, 1997 (the Purchase Agreement) between the undersigned, as Buyer, and HMF Associates, as Seller and hereby acknowledges satisfaction of all contingencies in the Purchase Agreement as of the date hereof.

                              Very truly yours.

                      SIMPSON HOUSING LIMITED PARTNERSHIP,
                         a Colorado limited partnership

                                    By:   Paloma LLC, its general partner

                                          By: /s/ Charles D. Rubenstein
                                              -------------------------
                                              General Counsel

                             ASSIGNMENT OF LEASES


      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, HMF ASSOCIATES, a California general partnership (Assignor), hereby assigns, sells, transfers, sets over and delivers unto SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership (Assignee), all of Assignor's estate, right, title and interest in and to the following:

      (a) all leases, licenses, tenancy agreements or occupancy agreements relative to the real property known as Enchanted Woods Apartments, located at 2020 South 360th Street, Federal Way, King County, Washington (Property) described in Exhibit A attached hereto, together with all rents, issues and profits thereunder (collectively, Leases); and

      (b) all security deposits, prepaid rentals, cleaning fees and other deposits paid by tenants of the Property to Assignor or any agent of Assignor (Deposits).

      Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases accruing or arising on or after the date of delivery of this Agreement.

      Assignor agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases that have accrued and/or were to have been performed prior to the date of delivery of this Assignment. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period prior to the date of delivery of this Assignment. Assignee agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases that shall accrue and/or are to be performed after the date of deliver of this Assignment. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period after the date of delivery of this Assignment.

      This Assignment of Leases may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the ___ day of September, 1997, which Assignment is effective on that date.

                        ASSIGNOR

                HMF ASSOCIATES, a California general partnership

                        By:   Pacific Union Investment Corporation, a
                   California corporation, its General Partner

                              By:  /s/ Thomas R. Owens
                                   -------------------
                                   Thomas R. Owens, Secretary

                        By: PaineWebber Income Properties Seven Limited Partnership, a Delaware limited partnership

                              By:   Seventh Income Properties, Inc., a
                                    Delaware corporation

                                    By:   /s/Rock D'Errico
                                          ----------------
                                          Rock D'Errico, Vice President

                        ASSIGNEE

                        SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership:

                        By:   Paloma LLC, its general partner:


                                    By:   /s/ Donald A. Simpson
                                          ---------------------
                                          Donald A. Simpson, General Manager

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

      On September 5, 1997, before me, A. Nichole Scanlon, Notary Public, personally appeared Thomas R. Owens, personally known to me - OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.
      {SEAL}
      My Commission Expires: 7/2/1999

                               /s/ Nichole Scanlon
                                   ---------------
                                   Notary Public

STATE OF MASSACHUSETTS  )
                        )     ss.
COUNTY OF SUFFOLK       )

      On this 4th day of September, 1997, before me, Linda Z. MacDonald, a Notary Public, State of Massachusetts, duly commissioned and sworn, personally appeared Rock M. D'Errico, known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as Vice President of Seventh Income Properties, Inc., Managing General Partner of PaineWebber Income Properties Seven Limited Partnership, which is general partner of HMF Associates, a general partnership, and that by his signature on the instrument the person or the entity upon behalf of which person acted, executed the instrument.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 4th day of September, 1997.

                                          /s/ Linda Z. MacDonald
                                              ------------------
                                              Notary Public:
                                              My Commission Expires: 11/12/99

STATE OF COLORADO       )
                        )     ss.
COUNTY OF DENVER        )

      On this 8th day of September, 1997, before me, Candis Miller, a Notary Public, State of Colorado, duly commissioned and sworn, personally appeared Donald A. Simpson, known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as General Manager of Paloma LLC acting as general partner of SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership and that by his signature on the instrument the person or the entity upon behalf of which person acted, executed the instrument.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 8th day of September, 1997.

                                    /s/ Candis Miller
                                        -------------
                                        Notary Public
                                        My Commission Expires:  11/26/97

                                  EXHIBIT A



      The West Half of the West Half of the Southeast Quarter of the Northwest Quarter of Section 28, Township 21 North, Range 4 East, Williamette Meridian, in King County, Washington; except the South 30 feet thereof conveyed to King County for road purposes by deed recorded under recording number 2617165; and except that portion thereof conveyed to the State of Washington for highway purposes by deed recorded under recording number 4980050.

                              GENERAL ASSIGNMENT

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, HMF Associates, a California general partnership ("Assignor"), hereby assigns, sells, transfers, sets over and delivers unto Simpson Housing Limited Partnership, a Colorado limited partnership ("Assignee"), all of Assignor's estate, right, title and interest in and to the following:

      (a) all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as the Enchanted Woods Apartments, located at 2020 South 360th Street, Federal Way, King County, Washington ("Property") described in Exhibit "A" attached hereto; the use of the name Enchanted Woods Apartments and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, "Licenses and Permits"); and

      (b) all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, "Records and Plans").

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, and Records and Plans.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, and Records and Plans accruing or arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the, Licenses and Permits, and Records and Plans accruing or arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 8th day of September, 1997, which Assignment is effective on that date.


                        ASSIGNOR

                HMF ASSOCIATES, a California general partnership

                        By: Pacific Union Investment Corporation, a California corporation, its General Partner

                              By:   /s/ Thomas R. Owens
                                    -------------------
                                    Thomas R. Owens, Secretary

                        By: PaineWebber Income Properties Seven Limited Partnership, a Delaware limited partnership

                              By:   Seventh Income Properties, Inc., a
                                    Delaware corporation, its Managing
                                    General Partner

                                          By:   /s/ Rock D'Errico
                                                -----------------
                                                Rock D'Errico, Vice President

                        ASSIGNEE

                        SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership:

                        By:   Paloma LLC, its general partner:


                                    By:   /s/ Donald A. Simpson
                                          ---------------------
                                          Donald A. Simpson, General Manager

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

      On September 5, 1997, before me, A. Nichole Scanlon, Notary Public, personally appeared Thomas R. Owens, personally known to me - OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.
      {SEAL}
      My Commission Expires: 7/2/1999

                               /s/ Nichole Scanlon
                                   ---------------
                                   Notary Public

STATE OF MASSACHUSETTS  )
                        )     ss.
COUNTY OF SUFFOLK       )

      On this 4th day of September, 1997, before me, Linda Z. MacDonald, a Notary Public, State of Massachusetts, duly commissioned and sworn, personally appeared Rock M. D'Errico, known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as Vice President of Seventh Income Properties, Inc., Managing General Partner of PaineWebber Income Properties Seven Limited Partnership, which is general partner of HMF Associates, a general partnership, and that by his signature on the instrument the person or the entity upon behalf of which person acted, executed the instrument.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 4th day of September, 1997.

                                          /s/ Linda Z. MacDonald
                                              ------------------
                                              Notary Public:
                                              My Commission Expires: 11/12/99

STATE OF COLORADO       )
                        )     ss.
COUNTY OF DENVER        )

      On this 8th day of September, 1997, before me, Candis A. Miller, a Notary Public, State of Colorado, duly commissioned and sworn, personally appeared Donald A. Simpson, known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as General Manager of Paloma LLC acting as general partner of SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership and that by his signature on the instrument the person or the entity upon behalf of which person acted, executed the instrument.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 8th day of September, 1997.

                                    /s/ Candis A. Miller
                                        ---------------
                                        Notary Public
                                        My Commission Expires:  11/26/97

                                  EXHIBIT A


      The West Half of the West Half of the Southeast Quarter of the Northwest Quarter of Section 28, Township 21 North, Range 4 East, Williamette Meridian, in King County, Washington; except the South 30 feet thereof conveyed to King County for road purposes by deed recorded under recording number 2617165; and except that portion thereof conveyed to the State of Washington for highway purposes by deed recorded under recording number 4980050.

                                 BILL OF SALE

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, HMF ASSOCIATES, a California general partnership (Seller) does hereby grant, sell, transfer, and deliver to SIMPSON HOUSING LIMITED PARTNERSHIP (Buyer), all of the furnishing, fixtures, equipment and other personal property, including, without limitation, the personal property, which personal property is, as of the date hereof, owned by Seller and located at the real property known as Enchanted Woods Apartments, located at 2020 South 360th Street, Federal Way, King County, Washington which real property is described in Exhibit A attached hereto.
      Buyer purchases such personal property "AS IS" and "WHERE IS" and solely in reliance upon Buyer's personal inspection and knowledge of such personal property. Seller does hereby warrant that all such personal property is free from encumbrances created or suffered thereon by Seller and that Seller will warrant and defend the same in favor of Buyer against the lawful claims of all persons claiming by, through or under Seller.

      IN WITNESS WHEREOF, this document is executed as a sealed instrument as of this 8th day of September, 1997.
                              SELLER:


                              HMF ASSOCIATES,
                              a California general partnership


                              By:   Pacific Union Investment Corporation,
                                    a California corporation
                                    Its General Partner

                                    By:   /s/ Thomas R. Owens
                                          --------------------
                                          Thomas R. Owens, Secretary



                              By:   PaineWebber Income Properties Seven
                                    Limited Partnership, a Delaware
                                    limited partnership

                                    By:   Seventh Income Properties, Inc.,
                                          a Delaware corporation


                                          By: /s/ Rock D'Errico
                                              ------------------
                                              Rock D'Errico, Vice President

After recording return to:
Charles Rubenstein, Esq.
Simpson Housing Limited Partnership
3201 South Tamarac Drive, Suite 200
Denver, CO  80231




                                  EXHIBIT A

      The West Half of the West Half of the Southeast Quarter of the Northwest Quarter of Section 28, Township 21 North, Range 4 East, Williamette Meridian, in King County, Washington; except the South 30 feet thereof conveyed to King County for road purposes by deed recorded under recording number 2617165; and except that portion thereof conveyed to the State of Washington for highway purposes by deed recorded under recording number 4980050.

                            STATUTORY WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

      That, HMF Associates ("Grantor"), a California general partnership, for and in consideration of Nine Million One Hundred Fifty Thousand Dollars ($9,150,000.00), in hand paid by Simpson Housing Limited Partnership, a Colorado limited partnership ("Grantee"), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, warrant and convey unto the said Grantee, and assigns forever, the land and improvements situated at 2020 South 360th Street, Federal Way, King County, Washington, located in the southeast quarter of the northwest quarter of Section 28, Township 21 North, Range 4 East of the Willamette Meridian, legally described in Exhibit A attached hereto and incorporated herein.

      TO HAVE AND TO HOLD, the same unto the said Grantee,  and assigns forever,
with  all  appurtances  thereunto  belonging,   subject  to  and  excepting  all
encumbrances and restrictions of record.

GRANTOR's Tax Account Number:
94-303 2604

      WITNESS my hand and seal this ____ day of September, 1997.

                                    GRANTOR

                                    HMF ASSOCIATES, a California general
                                    partnership

                                    By:   Pacific Union Investment
                                          Corporation, a California
                                          corporation, its general partner

                                          By:   /s/ Thomas R. Owens
                                                --------------------
                                                Thomas R. Owens, Secretary

                                    BY:   Paine Webber Income Properties
                                          Seven Limited Partnership, a
                                          Delaware Limited Partnership

                                          By:   Seventh Income Properties,
                                                Inc., a Delaware corporation

                                                By:   /s/ Rock M. D'Errico
                                                      --------------------
                                                Name:  Rock M. D'Errico
                                                Title: Vice President

                                ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )
                                    )     SS
COUNTY OF SUFFOLK                   )

      On this 4th day of September, 1997, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named Rock M. D'Errico to me well known, who stated that he is the Vice President of Seventh Income Properties, Inc., the Managing General Partner of PaineWebber Income Properties Seven Limited Partnership, which is a general partner of HMF Associates, a general partnership and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of the said partnership, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument as the free and voluntary act and deed of said corporation and for the consideration, uses and purposes therein mentioned and set forth.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 4th day of September, 1997.

                             /s/ Linda Z. MacDonald
                                 ------------------
                                 Notary Public
                                 My Commission Expires: 11/12/1999

                                ACKNOWLEDGMENT




STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

      On September 5, 1997, before me, A. Nichole Scanlon, Notary Public, personally appeared Thomas R. Owens, personally known to me - OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.
      {SEAL}
      My Commission Expires: 7/2/1999

                               /s/ Nichole Scanlon
                                   ---------------
                                   Notary Public

                                  EXHIBIT A


      The West Half of the West Half of the Southeast Quarter of the Northwest Quarter of Section 28, Township 21 North, Range 4 East, Williamette Meridian, in King County, Washington; except the South 30 feet thereof conveyed to King County for road purposes by deed recorded under recording number 2617165; and except that portion thereof conveyed to the State of Washington for highway purposes by deed recorded under recording number 4980050.

                       CHICAGO TITLE INSURANCE COMPANY
                   ESTIMATED SELLER'S SETTLEMENT STATEMENT
                                                                PAGE:01

ESCROW NUMBER:  00633-000476686-001 ORDER NUMBER:  00633-000476686

CLOSING DATE:  9/09/97  CLOSER:  SCOTT SMOUSE   (206) 628-5693

BUYER:      SIMPSON HOUSING LIMITED PARTNERSHIP
            A COLORADO LIMITED PARTNERSHIP

SELLER:     HMF ASSOCIATES
            A CALIFORNIA GENERAL PARTNERSHIP

PROPERTY:   2020 SOUTH 360TH STREET, ENCHANTED WOODS, FEDERAL WAY,
            WASHINGTON
                                          CHARGE SELLER    CREDIT SELLER

Sales Price                                $              $   9,080,400.00
Personal Property                                                69,600.00

Loan Payoff to St. Paul Federal Bank for Savings
   PRINCIPAL BALANCE                         8,356,299.00
   ST. PAUL ATTORNEY FEE                           250.00

Prorations and Adjustments
   Real Estate Taxes from 7/01/97 to 9/09/97    21,601.93
   Total amounts $112,638.64for 365 days
   Collected September Rent from 9/09/97 to
    10/01/97                                    78,855.64
     Total amounts $107,530.42 for 30 days
   Security Deposits                            22,645.00
   Last Month's Rents                           11,405.24
   Prepaid Rents                                 8,603.00
   ATCON SERVICES, INC.                            651.20
   PACIFIC RIM SECURITY                             46.68
   TERMINEX INTERNATIONAL                           14.96
   CENTURY MAINTENANCE                           1,375.18
   MONARCH LANDSCAPE                             5,973.00

Real Estate Excise Tax: $9,080,400.00 @ 1.78%  161,631.12
Owner's Standard Portion $9,150,000.00          10,733.00
Sales Tax: Owner's Standard Title Portion          923.04
Escrow Fee:1/2Fee @ $9,150,000.00                1,750.00
Sales Tax on1/2Escrow Fee                          150.50
Messenger/Overnight Deliver Charge (1/2)            35.00
Sales Tax on1/2messenger/Deliver Chg.                3.01
COMMISSION:  Pacific Realty Partners (1%)       91,500.00
COMMISSION:  SKYLINE PROPERTIES(1.25%)         114,375.00
Reconveyance Fee                                    51.45
Funds Due To Seller At Closing                 261,127.05
                                            -------------   --------------
TOTALS                                      $9,150,000.00   $ 9,150,000.00
                                            =============   ==============

/s/ Rock M. D'Errico         9/9/97
--------------------
Rock M. D'Errico
Vice President
HMF ASSOCIATES
A California General Partnership